CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Management and Organization” and “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated April 30, 2023, and each included in this Post-Effective Amendment No. 306 on the Registration Statement (Form N-1A, File No. 333-57793) of SPDR Series Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 24, 2023, with respect to SPDR Bloomberg Emerging Markets Local Bond ETF, SPDR Bloomberg International Corporate Bond ETF, SPDR Bloomberg International Treasury Bond ETF, SPDR Bloomberg Short Term International Treasury Bond ETF and SPDR FTSE International Government Inflation-Protected Bond ETF (the “Funds”) ( five of the funds constituting SPDR Series Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2022, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

April 26, 2023